Nov 30, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years	5 Years	10 Years	Since
					(p.a.)	(p.a.)	(p.a.)	Inception
NAV (%)	2.83	10.83	17.36	22.47	2.16	19.09	14.24	11.10
Market price (%)	3.62	12.83	9.67	20.00	0.47	19.20	10.74	10.05
Benchmark (%)	2.13	10.12	8.61	11.60	3.98	17.24	10.28	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at Nov 30, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at Nov 30, 2013.	* China includes A-shares (5.3%), A-share equity linked securities (7.3%), B-shares (0.0%), H-shares (13.1%) and Red-chips (16.2%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	6.4
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.4
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	5.3
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	4.2
ENN ENERGY HOLDINGS, LTD.	UTILITIES	3.7
CNOOC, LTD.	ENERGY	3.5
TENCENT HOLDINGS, LTD.	I.T.	3.4
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	3.2
CHINA MINSHENG BANKING CORP., LTD.	FINANCIALS	3.0
BEIJING ENTERPRISES HOLDINGS, LTD.	INDUSTRIALS	2.5
Total		40.6

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.4

Total		1.4

Source: State Street Bank and Trust Company as at Nov 30, 2013.

Fund Details

NAV	$26.50
Market price	$23.48
Premium/Discount	-11.40%
Market cap	US$368.21m
Shares outstanding	15,682,029
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at Nov 30, 2013.

Distribution History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012. Dividend/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Nov 30, 2013.

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at Nov 30, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market Review

In November the Chinese government released a communique following the third Party Plenum session. The lack of any positive surprises or details on the reform plans initially disappointed equity market participants, which prompted the unveiling of the more comprehensive blueprint on economic and social reforms. On the economic front the blueprint pledged a more ‘decisive’ role for market forces in driving economic activity. More emphasis was placed on the quality and sustainability of growth instead of the pace of growth as it tried to address the structural problems in the Chinese economy. It also dealt with initiatives for improving social equality and gave details of Xi Jinping’s plans for the centralization of power to implement these reforms. This detailed release drew a positive response from investors and the Hang Seng Index edged up towards the 24,000 level.

China’s economy continued to grow at a steady rate through the month while inflation remained benign. Against this backdrop we expect monetary policy to remain relatively neutral and fiscal policy to be moderately expansionary.

In Hong Kong, the property market remained in consolidation mode. Activity picked up in the primary market as developers accelerated property launches through favorable pricing. At the sector level, insurance and brokerage stocks performed well, benefitting from sector rotation given that their share prices had lagged the market.

In Taiwan, the macroeconomic numbers were worse than expected in November. Export orders were hurt by domestic cooking oil safety and contaminated food concerns. While the food sector was the worst underperformer, selective cyclical sectors, such as cement and rubber outperformed on strong demand from China during the fourth quarter peak season.

Fund Review

The Fund outperformed the benchmark in November, which was attributable to stock selection. Stock picking in the industrials and utilities sectors contributed most to the Fund’s relative performance. Conversely, stock selection in healthcare and consumer discretionary sectors hurt the most.

The top two contributors for the month were China Everbright International and ENN Energy. The environmental and clean energy sectors remain strong themes as they are direct beneficiaries of the Chinese government’s policy initiatives. Among the detractors, the share price of Digital China was undermined by its disappointing second quarter earnings result.

Outlook

In the short term, news flow on specific reform areas will continue to support the market. However, for equity markets to sustain upward momentum, investors need to have better visibility on the reform time table as well as on its implementation. In this regard, we would expect more information to be released over the next six months that will help to improve investors' confidence on the progress of reforms. This will support the recovery of China equities to normalized valuations with further re-rating potential driven by any positive surprise from reform progress.

The Taiwan economy remains weak with the rising expectation over interest rate hikes. However, there will be potential positives from cross straits deregulation. For tech companies, we are positive on LED components, industrial computers and upstream semiconductor names.

Source : RCM Asia Pacific Limited as at November 30, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
663094902	China Everbright International, Ltd.	10,746,421	26,507,297	23,730,000	6.4
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	17,081,578	22,572,481	6,362,000	5.4
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,481,143	22,066,462	7,890,573	5.3
B1G1QD902	Industrial & Commercial Bank of China	16,829,555	17,523,337	24,390,000	4.2
633393905	Enn Energy Holdings, Ltd.	606,420	15,564,871	2,204,000	3.7
B00G0S903	CNOOC, Ltd.	14,516,684	14,454,825	7,048,000	3.5
B01CT3905	Tencent Holdings, Ltd.	6,794,264	14,060,488	243,100	3.4
685992000	Sun Hung Kai Properties, Ltd.	13,850,327	13,270,688	1,034,000	3.2
B57JY2909	China Minsheng Banking Corp., Ltd.	11,551,016	12,440,295	10,315,000	3.0
608169900	Beijing Enterprises Holdings, Ltd.	8,539,048	10,528,652	1,177,000	2.5
674842901	Ruentex Development Co., Ltd.	4,180,803	10,136,560	4,933,904	2.4
644806002	Hutchison Whampoa, Ltd.	8,096,189	9,846,149	773,000	2.4
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 06/30/15)	9,494,980	9,610,104	1,418,047	2.3
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442	9,354,522	1,838,546	2.3
B2R2ZC908	CSR Corp., Ltd.	7,466,210	9,247,754	9,930,000	2.2
671815900	Qingling Motors Co., Ltd.	8,718,221	8,853,128	28,960,000	2.1
607355906	China Mobile, Ltd.	8,371,940	8,788,737	816,000	2.1
626073902	Delta Electronics, Inc.	4,550,608	8,622,356	1,615,000	2.1
635186901	Digital China Holdings, Ltd.	13,205,899	8,470,239	7,256,000	2.0
B3WH02907	Hermes Microvision, Inc.	7,867,215	8,371,596	269,000	2.0
658444906	Merida Industry Co., Ltd.	6,624,016	8,370,616	1,126,000	2.0
637248907	MediaTek, Inc.	6,194,126	8,235,588	559,000	2.0
620267906	Advantech Co., Ltd.	4,104,778	7,939,853	1,284,000	1.9
644094906	Taiwan FamilyMart Co., Ltd.	817,531	7,284,332	1,128,652	1.8
619376908	China Resources Land, Ltd.	5,128,719	7,049,925	2,554,000	1.7
B58J1S907	Chailease Holding Co., Ltd.	6,043,939	6,589,802	2,478,000	1.6
B1L8PB906	Tong Hsing Electronic Industries, Ltd.	5,127,409	6,402,395	1,203,000	1.5
923HKD007	Golden Meditech Holdings, Ltd. (acquired 11/16/12) 1.0%, 12/20/13	7,509,916	6,008,010	58,222,500	1.4
628625907	Li & Fung, Ltd.	5,939,877	5,489,323	4,030,000	1.3
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274	5,384,649	306,500	1.3
B236JB905	Tiangong International Co., Ltd.	5,449,044	4,791,239	18,480,000	1.2
613623909	Hengan International Group Co., Ltd.	3,889,897	4,732,105	375,500	1.1
645166901	Largan Precision Co., Ltd.	3,937,557	4,206,596	118,000	1.0
B0Y91C906	China National Building Material Co., Ltd.	4,158,278	4,193,727	3,750,000	1.0
B633D9904	Zhongsheng Group Holdings, Ltd.	3,919,603	4,058,386	2,996,500	1.0
643280902	Chipbond Technology Corp.	3,949,251	4,007,583	1,916,000	1.0
17313X574	China State Construction Engineering Corp., Ltd. (expiration 01/17/14)	4,674,320	3,946,038	7,375,772	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579	3,774,090	10,958,500	0.9
643055908	Golden Meditech Holdings, Ltd.	4,555,715	3,751,388	35,040,000	0.9
B16NHT900	Shui On Land, Ltd.	4,155,622	3,593,592	11,055,500	0.9
B6VG8G904	Asian Pay Television Trust	4,074,574	3,232,130	5,200,000	0.8
993HWH901	Daqin Railway Co., Ltd. Access Product (expiration 11/02/16)	2,786,924	3,159,969	2,449,968	0.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910	3,015,472	47,710,000	0.7
ACI009HH0	China Suntien Green Energy Corp., Ltd.	2,153,804	2,471,345	6,451,000	0.6
972ZGS900	Gree Electric Appliances, Inc. Access Product (expiration 06/30/15)	1,898,593	2,189,107	430,249	0.5
42751U205	Hermes Microvision, Inc.	1,368,073	1,459,293	46,900	0.4
B1B25Q909	Daqin Railway Co., Ltd. Access Product (expiration 01/20/15)	1,246,037	1,380,665	1,070,283	0.3
BD04NT905	Integrated Waste Solutions Group Holdings, Ltd.	7,974,083	1,119,966	25,314,000	0.3
972ZHB906	China State Construction Engineering Corp., Ltd. (expiration 07/28/14)	886,370	832,221	1,555,844	0.2
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034	0	2,677	0.0

Source: State Street Bank and Trust Company as at Nov 30, 2013.

The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM (an Allianz Global Investors company) and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.